Exhibit 10 (f)

CONSTRUCTION MANAGER CONTRACT

(Where Construction Manager Is Also the Constructor)

THIS CONTRACT effective as of the 30th day of May, 2002 by and between OLD NATIONAL BANCORP, an Indiana corporation, with its principal place of business located at 420 Main Street, Evansville, Indiana 47708 ("Old National"), and INDUSTRIAL CONTRACTORS, INC., an Indiana corporation, with its principal place of business located at 401 N.W. First Street, Evansville, Indiana 47708 ("Construction Manager").

WHEREAS, Old National desires to have work performed for construction of Old National's New Headquarters Building ("Project") on real estate more particularly described in the attached Exhibit "A" which is made a part hereof; and

WHEREAS, Old National desires to have the Construction Manager provide expertise, leadership and assistance during the design and construction of the Project as well as to perform certain elements of the construction of the Project; and

WHEREAS, the Construction Manager desires to provide such expertise, assistance and leadership during the design and construction of the Project as well as to perform certain elements of the construction of the Project.

WHEREAS, the Construction Manager and Old National have already commenced work on the Project pursuant to several change orders, purchase orders, contracts and/or other agreements ("Prior Work"); and

WHEREAS, the Construction Manager and Old National intend that the terms of this Contract shall apply to any and all Prior Work and it is the intent of the parties that all terms and conditions herein shall govern such Prior Work as if this Contract were incorporated therein.

NOW THEREFORE, in consideration of the covenants, agreements and promises herein contained, and other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1. CONSTRUCTION MANAGER'S RESPONSIBILITIES. The Construction Manager accepts the relationship of trust and confidence established between the Construction Manager and Old National by this Contract. The Construction Manager covenants with Old National to furnish the Construction Manager's best skill and professional judgment in cooperation with the services of an architect in furthering the interests of Old National. The Construction Manager agrees to furnish business administration and management services and to use the Construction Manager's best efforts to complete the Project in the best and soundest way and in the most expeditious and economical manner consistent with the interests of Old National and with the representations and warranties set forth herein.

2. CONSTRUCTION MANAGER'S SERVICES. The Construction Manager's services shall consist of the two phases described below, as well as such other services provided in this Contract ("Basic Services").

3. PRE-CONSTRUCTION PHASE. The pre-construction services included in this Agreement cover the eight story, value engineering redesign. ICI has previously been reimbursed for the pre-construction services for the original ten story design. The Construction Manager shall provide services, assistance and expertise to Old National during the Pre-Construction Phase as described hereinbelow:

a. Consultation During Project Development. The Construction Manager shall provide recommendations on construction feasibility, availability of materials and labor, time requirements for installation and construction, and factors related to cost including costs of alternative designs or materials, preliminary budgets and possible economies.

b. Scheduling. The Construction Manager shall provide for review and acceptance by Old National and Veazey, Parrot, Durkin & Shoulders, Inc. and any of the design team members (hereinafter collectively "Architect"), and periodically update, a Project Schedule that coordinates and integrates the Construction Manager's services, the Architect's services and Old National's responsibilities with anticipated construction schedules. Such Project Schedule shall incorporate a detailed schedule of all activities of the Project, including realistic activity sequences and durations, allocation of labor and materials, processing of shop drawings and samples, and delivery of products requiring long lead-time procurement.

c. Project Construction Budget. The Construction Manager shall prepare a Project Budget as soon as major Project requirements have been identified, and update such Project Budget periodically for approval by Old National and Old National's project consultant, Hokanson Companies, Inc. (hereinafter "Consultant"). The Construction Manager shall prepare an estimate that is developed by using estimating techniques which anticipate the various elements of the Project and that is based upon schematic design documents prepared by the Architect. The Construction Manager shall update and refine this estimate for approval by Old National and Consultant as the Architect prepares design, development and construction documents, and advise Old National, Consultant and the Architect if it appears that the Project Budget will not be met and make recommendations for corrective action.

d. Coordination of Contract Documents. The Construction Manager shall coordinate contract documents by consulting with Old National and the Architect regarding drawings and specifications as they are being prepared, and recommending alternative solutions whenever design details affect construction feasibility, costs or schedules; however, the Construction Manager shall not assume any of the Architect's responsibilities for design work on the Project.

e. Construction Planning. The Construction Manager shall provide recommendations and information to the Architect and Old National regarding the assignment of responsibilities for safety precautions and programs, temporary Project facilities, and equipment, materials and services for common use of contractors and subcontractors. The Construction Manager shall verify that the requirements and assignment of responsibilities are included in the proposed contract documents. The Construction Manager shall advise the Architect and Old National on the separation of the Project into contracts for various categories of work. The Construction Manager shall review the drawings and specifications with the Architect and Old National to eliminate areas of conflict and overlap in the work to be performed by the contractors and shall prepare prequalification criteria for bidders. The Construction Manager shall make recommendations to facilitate the bidding and awarding of! contracts, and shall make recommendations as required to provide that the work of the subcontractors is coordinated, all requirements for the Project have been assigned to the appropriate subcontractors, the likelihood of jurisdictional disputes has been minimized, and proper coordination has been provided for phased construction. In making such recommendations, the Construction Manager shall take into consideration such factors as time of performance, availability of labor and materials and provisions for temporary facilities.

f. Construction Schedule. The Construction Manager shall develop a Project construction schedule providing for all major elements, including but not limited to, phasing of construction and times of commencement and completion required of each subcontractor. A copy of such Project construction schedule shall be provided with each set of bidding documents. The Construction Manager shall investigate and recommend a schedule for Old National's purchase of materials and equipment requiring long lead time procurement. The Construction Manager shall expedite and coordinate delivery of such purchases. The Construction Manager shall provide an analysis of the types and quantities of labor required for the Project and review the availability of appropriate categories of labor required, and shall make recommendations for actions designed to minimize adverse effects of labor shortages.

g. Equal Employment Opportunity. The Construction Manager shall comply with applicable laws and regulations regarding equal employment opportunity and affirmative action programs.

h. Prequalification Criteria. The Construction Manager shall make recommendations for prequalification criteria for bidders, develop bidders' interest in the Project, establish bidding schedules, assist the Architect in issuing bidding documents to bidders, conduct pre-bidding conferences to familiarize bidders with the bidding documents and management techniques and with any special systems, materials or methods, assist the Architect with receipt and answering of questions from bidders, and with issuance of addenda. With the Architect's assistance, the Construction Manager shall receive bids, prepare bid analyses and make recommendations to Old National for awarding of contracts or rejection of bids. Also, with the Architect's assistance, the Construction Manager shall conduct pre-award conferences with successful bidders and advise Old National on the acceptability of subcontractors and material suppliers proposed by contractors.

4. CONSTRUCTION PHASE. The Construction Phase is hereby expressly agreed to have commenced with the commencement of Prior Work, as defined above, and said Construction Phase shall include and the terms of this Contract shall apply to any and all Prior Work, said Prior Work being attached hereto as Exhibit "K" and made a part hereof. Together with the Construction Manager's obligation to provide Basic Services under this Contract, the Construction Phase will end thirty (30) days after final payment to all subcontractors is due. The Construction Manager shall provide services, assistance and expertise to Old National during the Construction Phase as described hereinbelow:

a. Project Control. In cooperation with the Architect, the Construction Manager shall provide administrative, management and related services as required to coordinate the work of the subcontractors with each other and with the activities and responsibilities of the Construction Manager, Old National and the Architect to complete the Project in accordance with Old National's objectives of cost, time and quality. The Construction Manager shall maintain a sufficient and competent full-time staff at the Project site to coordinate and provide general direction of the work of the subcontractors on the Project and to carry out the requirements of this Contract. The Construction Manager shall establish on-site organization and lines of authority in order to carry out the overall plans of the Project.

b. Construction Progress Meetings. The Construction Manager shall schedule and conduct, with Old National, the Architect and the subcontractors, pre-construction, construction and progress meetings to discuss such matters as procedures, progress, problems and scheduling. After such meetings, the Construction Manager shall prepare and promptly distribute minutes.

c. Construction Schedule Updates. Consistent with the Project construction schedule issued with the bidding documents, and utilizing the subcontractors' construction schedules provided by the subcontractors, the Construction Manager shall update the Project construction schedule incorporating the activities of the subcontractors on the Project, including activity sequences and durations, allocation of labor and materials, processing of shop drawings, product data and samples, and delivery of products requiring long lead time procurement. Such construction schedule shall include Old National's occupancy requirements showing portions of the Project having occupancy priority. The Construction Manager shall update and reissue the Project construction schedule as required to show current conditions and revisions required by actual experience.

d. Contractor's Qualifications. The Construction Manager shall determine the adequacy of subcontractors' personnel and equipment and the availability of materials and supplies to meet the Project construction schedule. The Construction Manager shall endeavor to achieve satisfactory performance from each of the subcontractors, and shall recommend courses of action to Old National when requirements of a contract are not being fulfilled, and the nonperforming party fails to take satisfactory corrective action. The Construction Manager shall provide all supervision, labor, materials, construction equipment, tool and subcontract items which are necessary for completion of the Project which are not provided by either the subcontractors or Old National.

e. Project Cost Control. The Construction Manager shall revise and refine the approved estimate of the Project construction costs, incorporate approved changes as they occur and develop cash flow reports and forecasts as required. The Construction Manager shall provide regular monitoring of the approved estimate of the Project construction cost, showing actual costs for activities in progress and estimates for uncompleted tasks. The Construction Manager shall identify variances between actual and budgeted or estimated costs, and advise Old National and the Architect whenever projected costs exceed budgets or estimates. The Construction Manager shall maintain cost accounting records on authorized work performed under unit costs, actual costs for labor and materials, or other basis requiring accounting records. The Construction Manager shall maintain such records for a period of three (3) years after completion of the Project and final payment. The accountin! g and payment application procedures are further defined in Exhibit "E".

f. Change Orders. The Construction Manager shall develop and implement a system for the preparation, review and processing of change orders, and shall recommend necessary or desirable changes to Old National and the Architect, review requests for changes, submit recommendations to Old National, Hokanson and the Architect and assist in negotiating change orders. If such change orders are accepted, the Construction Manager shall prepare and sign change orders for Old National's signature and authorization.

g. Payments to Contractors. The Construction Manager shall develop and implement procedures for the review and processing of applications by subcontractors for progress and final payments. The Construction Manager shall make recommendations to Hokanson and the Architect for certification to Old National for payment.

h. Review of Safety Programs. The Construction Manager shall administer safety programs for the Project without assuming any of the Architect's legal responsibilities for design and inspection. Performance of such review and recommendation services by the Construction Manager shall not relieve the subcontractors of their responsibilities for performance of the work and for the safety of persons and property, and for compliance with all federal, state and local statutes, rules, regulations and orders applicable to the conduct of the work.

i. Permits and Fees. The Construction Manager shall assist Old National and the Architect in obtaining necessary building permits and special permits for permanent improvements, excluding permits required to be obtained directly by various subcontractors. The Construction Manager shall assist in obtaining necessary approvals from authorities having jurisdiction over the Project, and shall verify that applicable fees and assessments have been paid.

j. Old National's Consultants. If required, the Construction Manager shall assist Old National in selecting and retaining the professional services of surveyors, special consultants and testing laboratories, and in coordinating such services.

k. Review of Contractor's Work. The Construction Manager shall determine in general that the work of each subcontractor is being performed in accordance with the requirements of the contract documents, and shall endeavor to guard Old National against defects and deficiencies in such work. As appropriate, the Construction Manager shall require special inspection or testing, or make recommendations to the Architect regarding special inspections or testing, of work not in accordance with the provisions of the contract documents whether or not such work be then fabricated, installed or completed. Subject to review by the Architect, the Construction Manager shall reject work which does not conform to the requirements of the contract documents. The Construction Manager shall consult with the Architect and Old National if any contractor requests interpretation of the meaning and intent of the drawings and specifications, and shall assist in resolution of questions ! which may arise. The Construction Manager shall obtain certificates of insurance from the subcontractors, and forward them to Old National with a copy to the Architect. The Construction Manager shall receive from the subcontractors and review all shop drawings, product data, samples and other submittals. In collaboration with the Architect, the Construction Manager shall establish and implement procedures for expediting the processing and approval of such submittals from the subcontractors.

l. Progress Reports. The Construction Manager shall record the progress of the Project, and shall submit written progress reports to Old National and the Architect including information on each subcontractor and each subcontractor's work, as well as the entire Project, showing percentages of completion and the number and amounts of change orders. The Construction Manager shall keep a daily log containing a record of weather, subcontractors' work on the site, number of workers, work accomplished, problems encountered and other similar relevant data as Old National or the Architect may require. The Construction Manager shall keep such daily log available to Old National and the Architect.

m. Project Site Documents. The Construction Manager shall maintain at the Project site, on a current basis: records of all necessary contracts, drawings, specifications, addenda, change orders and other modifications, samples, submittals, purchases, materials, equipment, applicable handbooks, maintenance and operating manuals and instructions and other related documents and revisions which arise out of the contracts or work on the Project. The Construction Manager shall maintain records, in duplicate, of principal building layout lines, elevations of the bottom of footings, floor levels and key site elevations certified by a qualified surveyor or professional engineer. Upon completion of the Project, the Construction Manager shall deliver all such records to Old National.

n. Old National's Purchases. The Construction Manager shall arrange for delivery, storage, protection and security of Old National-purchased materials, systems and equipment which are a part of the Project, until such items are incorporated into the Project. With the Architect and Old National's maintenance personnel, the Construction Manager shall observe the subcontractors' checkout of utilities, operational systems and equipment for readiness and assist in their initial start up and testing.

o. Project Completion. When the Construction Manager considers each subcontractor's work or a designated portion thereof substantially complete, the Construction Manager shall request the Architect to prepare a list of incomplete or unsatisfactory items and a schedule for their completion. Following the Architect's issuance of a certificate of substantial completion of the Project or designated portions thereof, the Construction Manager shall evaluate the completion of the work of the subcontractors and make recommendations to the Architect when work is ready for final inspection. The Construction Manager shall assist the Architect in conducting final inspections, and shall secure and transmit to Old National any specific written warranties or guarantees given by others, including all required subcontractor guarantees and warranties, affidavits, releases, bonds and waivers. The Construction Manager shall deliver to Old National all keys, manuals, record draw! ings and maintenance stock.

5. CONSTRUCTION MANAGER'S RESPONSIBILITIES AS CONTRACTOR. The parties acknowledge and understand that the Construction Manager will be directly performing portions of the work on the Project. The parties also understand that such other work on the Project shall be governed by a separate Construction Contract entered into between Old National and Construction Manager in the same form as attached hereto as Exhibit "B". For such construction work performed by the Construction Manager, and in addition to other responsibilities hereinabove, but as more fully set forth in the Construction Contract between Old National and Contractor, the Construction Manager shall be responsible as follows:

a. Construction Manager shall supervise and direct such work using its best skill and attention and Construction Manager shall be solely responsible for all construction means, methods, techniques, sequences and procedures.

b. Unless otherwise specifically provided by this Contract, Construction Manager shall provide and pay for all labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and employees.

c. Construction Manager shall at all times enforce strict discipline and good order among its employees and shall not employ on the Project any unfit person or anyone not skilled in the task assigned to him.

d. Construction Manager warrants to Old National that all materials and equipment incorporated in the work provided by the Construction Manager on the Project will be new unless otherwise specified, and that all work on the Project will be of good quality, free from faults and defects and in conformance with this Contract. All work not conforming to these requirements may be considered defective.

e. Construction Manager shall give all notices and comply with all laws, ordinances, rules, regulations and lawful orders of any public authority bearing on the performance of the work on the Project, and shall promptly notify Old National if the drawings and specifications are at variance therewith.

f. Construction Manager shall abide by all applicable U.S. Department of Labor regulations and Fair Labor Standards Provisions, including but not limited to regulations governing payment of wages, and State laws governing payment of prevailing wages.

g. Construction Manager shall be responsible to Old National for the acts and omissions of its employees, subcontractors and their agents and employees, and other persons performing any of the work under a contract with or on behalf of Construction Manager.

h. By executing this Contract, Construction Manager represents that Construction Manager has visited the site and familiarized itself with the local conditions under which the work is to be performed, and agrees that the site conditions shall in no way create circumstances which would require adjustments in the cost of the work on the Project.

i. Exhibit "I" defines work to be performed by ICI.

6. COSTS TO BE REIMBURSED FOR CONSTRUCTION MANAGER'S WORK AS CONTRACTOR. The parties acknowledge and understand that the Construction Manager shall be reimbursed for Construction Manager's costs of the portions of the work on the Project performed by Construction Manager, which costs shall be more specifically provided for in the Construction Contract between Old National and Construction Manager, and that such reimbursement will be in addition to the Construction Manager's Fee set forth herein. For such portions of the work on the Project performed by the Construction Manager, the parties acknowledge and agree that the term "cost of work" shall mean costs necessarily incurred by Construction Manger in good faith and proper performance of such portions of the work on the Project. Such costs shall be at rates not higher than the standard paid at the place of the Project, except with prior consent of Old National. The cost of the work performed by Const! ruction Manager shall include only the items set forth in this Paragraph:

a. Wages for labor in the direct employ of Construction Manager in the performance of the Work at the rates set forth in writing and attached hereto as Exhibit "C", which are incorporated herein;

b. Charges for Construction Manager's personnel, when stationed at the field office and engaged exclusively in the performance in the Work, or other personnel as Construction Manager and Old National may mutually agree, at the rates set forth in writing and attached hereto as Exhibit "C", which are incorporated herein;

c. Charges for Construction Manager's personnel, who are engaged in expediting production or transportation of materials or equipment, whether stationed at the field office or stationed at other offices, to the extent such personnel are so engaged exclusively in the performance of the Work, shall be reimbursed in accordance with the rates set forth in writing and attached hereto as Exhibit "C", which are incorporated herein, but only to the extent of time:

i. properly and actually devoted to the performance of the work; and

ii. reasonably verifiable by the Construction Manager.

d. Costs, including transportation, of materials and equipment incorporated or to be incorporated in the Project;

e. Payment made by Construction Manager to subcontractors and material suppliers in accordance with the requirements of the subcontracts and purchase orders;

f. Costs of all materials, temporary facilities, equipment and hand tools not customarily owned by construction workers, which are provided by the Construction Manager at the site and fully consumed in the performance of the Work on the Project, based on the rates set forth in writing and attached hereto as Exhibit "C", which are incorporated herein;

g. Reasonable rental costs for necessary temporary facilities, machinery, equipment and hand tools used at the site in performance of the work. Equipment owned by Construction Manager to be reimbursed based on the rates set forth in writing and attached as Exhibit "C", which are incorporated herein.

h. Costs of facsimiles and long-distance telephone calls, postage and parcel delivery charges, telephone service, utility fees, usage charges at the site and reasonable petty cash expenses of the site office;

i. Sales, use or similar taxes imposed by a governmental authority, if any, which are related to portions of the work performed by Construction Manager and for which Construction Manger is liable;

j. Fees and assessments for the building permit and for other permits, licenses and inspections for which Construction Manager is required by this Contract to pay;

k. Costs incurred in taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons or property to the extent not caused by Construction Manager, a subcontractor or anyone for whom neither Construction Manager or a subcontractor is responsible;

l. Costs of any performance or payment bonds;

m. Other costs incurred in Construction Manager's performance of portions of the work if and to the extent approved in advance in writing by Old National; and

n. Notwithstanding the breakdown or categorization of any costs to be reimbursed in this Paragraph or elsewhere in this Contract, there shall be no duplication of payment in the event any particular items for which payment is requested can be characterized as falling into more than one of the types of compensable or reimbursable categories.

7. COSTS NOT TO BE REIMBURSED FOR CONSTRUCTION MANAGER'S WORK AS CONTRACTOR. The cost of the work shall not include:

a. Salaries or other compensation of Construction Manger's personnel stationed at Construction Manager's principle office or offices other than the site office, except as specifically provided herein;

b. Expenses of Construction Manager's principle office or offices other than the site office;

c. Overhead and general expenses, including interest on Construction Manager's capital employed for the work;

d. Construction Manger's capital expenses, including interest on Construction Manager's capital employed for the work;

e. Costs due to the fault or negligence of or failure to comply with the requirements of this Contract by Construction Manger, subcontractors, anyone directly or indirectly employed by any of them, or for whose acts any of them may be liable, including but not limited to costs for the correction of damaged, defective or nonconforming work, disposal and replacement of materials and equipment incorrectly ordered or supplied, and making good damage to property not forming part of the work;

f. Costs of existing or additional insurance premiums required by this Contract; and

g. Any costs not specifically and expressly described herein or otherwise approved in advance in writing by Old National.

8. ADDITIONAL SERVICES. As requested by Old National, the Construction Manager shall provide additional services upon signed, written agreement between Old National and the Construction Manager defining the extent of such additional services and the amount and manner in which the Construction Manager will be compensated for such additional services. Additional Services shall include services not otherwise included in this Contract which are requested by Old National.

9. OWNER'S RESPONSIBILITIES. Old National shall provide full information regarding the requirements of the Project, including a program, which shall set forth Old National's objectives, constraints and criteria, including space requirements and relationships, flexibility and expandability requirements, special equipment and systems and site requirements.

Old National shall provide a budget for the Project, based on consultation with the Construction Manager and the Architect, which shall include contingencies for bidding, changes during construction and other costs which are the responsibility of Old National. Old National shall, at the reasonable request of the Construction Manager, provide a statement of funds available for the Project and their source.

Old National hereby designates Jim Unverzagt, Vice President, Facilities and Property Management, as the representative authorized to act in Old National's behalf with respect to the Project ("Authorized Representative"). Old National, or such Authorized Representative, shall examine documents submitted by the Construction Manager and shall render decisions pertaining thereto promptly to avoid unreasonable delay in the progress of the Construction Manager's services.

Old National shall furnish the Construction Manager with a copy of the Agreement between the Architect and Old National, and such Agreement shall not be modified without written notification to the Construction Manager.

Old National shall furnish for the site of the Project all necessary surveys describing the physical characteristics, soil reports and subsurface investigations, legal limitations, utility locations, and a legal description. Old National shall secure and pay for necessary approvals, easements, assessments and charges required for the construction, use or occupancy of permanent structures or for permanent changes in existing structures. Old National shall furnish such legal, accounting and insurance counseling services as may be necessary for the Project, including such auditing services as Old National may require to verify the Project applications for payment or to ascertain how or for what purposes the contractors have used the monies paid by or on behalf of Old National.

Old National shall furnish the Construction Manager a sufficient quantity of construction documents as reasonably necessary for execution of the Project.

Old National shall obtain the insurance, including builder's risk insurance, for the Project and shall bear the cost of any bonds required.

The services, information, surveys and reports required by the above paragraphs shall be furnished with reasonable promptness at Old National's expense.

If Old National observes or otherwise becomes aware of any fault or defect in the Project or nonconformance with the contract documents, prompt written notice thereof shall be given by Old National to the Construction Manager and the Architect.

Old National reserves the right to perform work related to the Project with Old National's own forces, and to award contracts in connection with the Project which are not part of the Construction Manager's responsibilities under this Contract. The Construction Manager shall notify Old National if any such independent action will in any way compromise the Construction Manager's ability to meet the Construction Manager's responsibilities under this Contract.

Old National shall make reasonable efforts to furnish the required information and services and shall render approvals and decisions as expeditiously as necessary for the orderly progress of the Construction Manager's services and the work of the contractors.

Except as may otherwise be provided in the contract documents, Old National, the Architect and the contractors may communicate through the Construction Manager. It is expressly understood, however, that Old National may, at any time, directly communicate with the Architect or any contractors should the need arise. Architect shall correspond through Construction Manager for all communications with subcontractors.

10. PROJECT SCHEDULE. The services to be provided under this Contract shall be in general accordance with the Project Schedule attached as Exhibit "D" and incorporated herein.

The Project shall be substantially complete no later than the 6th day of October, 2004. The date of substantial completion of the Project or a designated portion thereof is the date when construction is sufficiently complete in accordance with the drawings and specifications so Old National can occupy or utilize the Project or designated portions thereof for the use for which it is intended. Warranties called for by this Contract or by the drawings and specifications or other contract documents shall commence on the date of substantial completion of the Project or designated portions thereof.

If the Construction Manager is delayed at any time in the progress of the Project by any negligent act or omission of Old National or the Architect or by any employee of either, or by any separate contractor employed by Old National, or by changes ordered in the Project, or by labor disputes, fire, unusual delay in transportation, adverse weather conditions not reasonably anticipatable, unavoidable casualties or any causes beyond the Construction Manager's control, or by delay authorized by Old National pending dispute resolution, the construction completion date shall be extended by change order for a reasonable length of time.

Construction Manager understands and agrees that time is of the essence in the performance of this Contract.

11. CONSTRUCTION MANAGER'S FEE. In consideration of the performance of the Contract, Old National agrees to pay the Construction Manager in current funds as compensation for its services a Construction Manager's Fee in an amount equal to four and one-fourth percent (4.25%) of the total construction cost of the Project.

Included in the Construction Manager's Fee are salaries and other compensation of the Construction Manager's employees at the principal office and branch offices, general operating expenses of the Construction Manager's principal and branch offices, any part of the Construction Manager's capital expenses, including interest on the Construction Manager's capital employed for the Project, and overhead or general expenses of any kind, except as may be expressly included in the Reimbursable Costs Paragraph of this Contract.

12. REIMBURSABLE COSTS. Old National agrees to pay the Construction Manager for the reimbursable costs the Construction Manager incurs as provided hereinbelow ("Reimbursable Costs"). Such payments shall be in addition to the Construction Manager's Fee as provided hereinabove. Reimbursable Costs shall include the following:

a. Legal costs reasonably and properly resulting from prosecution of the Project for Old National; and

b. Such other costs as Old National and the Construction Manager may mutually agree upon.

13. CHANGES IN THE PROJECT. Old National, without invalidating this Contract, may order changes in the Project within the general scope of this Contract consisting of additions, deletions or other revisions, and the Construction Manager's Fee and the Project completion date shall be adjusted accordingly. All such changes in the Project shall be authorized by a written change order to the Construction Manager signed by Old National or Old National's Authorized Representative, authorizing a change in the scope of the Project, services to be provided and/or the Construction Manager's Fee or the Project completion date.

14. PAYMENTS TO THE CONSTRUCTION MANAGER. Construction Manager shall submit monthly to Old National, for Old National's review and approval, a statement showing in detail all Reimbursable Costs as defined in Paragraph 12, above, incurred during the previous month and the amount of Construction Manager's Fee due as provided above. Each such statement shall also include reasonable documentation evidencing costs for which reimbursement is being requested, and shall also include itemization of all subcontractors, materialmen and suppliers together with amounts to be paid to each subcontractor, materialmen and suppliers from the payment amount requested by such statement. The amount of each monthly payment is subject to approval by Old National. Upon Old National's review and approval of such statement, payment by Old National to Construction Manager shall be made within thirty (30) days after it is submitted to Old National. Because the Construction Manag! er is not submitting a performance bond assuring completion of the Project, Old National will retain ten percent (10%) of each approved monthly payment including the Construction Manager's Fee, until the Project is fifty percent (50%) complete, then retainage will be reduced to zero percent (0%) resulting in a five percent (5%) retainage withheld upon completion of the project. Final payment constituting the unpaid balance of Reimbursable Costs and Construction Manager's Fee shall be due and payable within thirty (30) days after the Project is delivered to Old National, ready for beneficial occupancy, or when Old National occupies the Project, whichever event first occurs, provided that the Project be then substantially completed and this Contract substantially performed, such substantial performance being designated in writing and executed by Old National, the Architect and the Construction Manager.

The retainages set forth above, as well as any funds that may be in dispute, shall be deposited in an escrow account pursuant to the Escrow Agreement, attached hereto as Exhibit "F" and made a part of hereby.

15. CONSTRUCTION MANAGER'S ACCOUNTING RECORDS. Records of Reimbursable Costs and costs pertaining to services performed on the Project shall be kept on the basis of generally accepted accounting principles and shall be available to Old National or Old National's Authorized Representative at mutually convenient times.

16. INDEMNIFICATION PRIOR TO "FIRST SUBSTANTIAL COMPLETION" AND OCCUPANCY. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE INDEMNIFICATION IN THIS PARAGRAPH 16 SHALL APPLY TO ANY CLAIM (AS DEFINED HEREIN), THE OCCURRENCE OF WHICH ARISES PRIOR TO AND INCLUDING THE DATE OF "FIRST SUBSTANTIAL COMPLETION" (AS IS ALSO DEFINED HEREIN), WHETHER OR NOT NOTICE OF SUCH CLAIM HAS BEEN GIVEN OR A DEMAND THEREUPON MADE BY ANY PARTY. AS USED HEREIN, THE DATE OF "FIRST SUBSTANTIAL COMPLETION" SHALL BE DEFINED TO MEAN THE DATE DETERMINED BY THE ARCHITECT PURSUANT TO THE GENERAL CONDITIONS OF THE CONTRACT, AIA DOCUMENT A201-1997 ARTICLE 9.8 TO BE THE FIRST SUBSTANTIAL COMPLETION OF ANY FLOOR OR AREA WITH THE EXCEPTION OF THE PARKING GARAGE, AND SHALL INCLUDE, BUT NOT BE LIMITED TO, OCCUPANCY OF THE FIRST SUBSTANTIALLY COMPLETE AREA PURSUANT TO A CERTIFICATE OR PARTIAL CERTIFICATE OF OCCUPANCY ISSUED BY THE EVANSVILLE BUILDING COMMISSION AND THE COMPLETION OF ! ALL ACTIVITIES ON THE PROJECT SCHEDULE THAT ARE DESIGNATED TO BE COMPLETED ON OR BEFORE SAID DATE OF "FIRST SUBSTANTIAL COMPLETION".

CONSTRUCTION MANAGER AGREES TO INDEMNIFY OLD NATIONAL AGAINST AND HOLD OLD NATIONAL HARMLESS FROM AND AGAINST ANY AND ALL LIABILITY, DAMAGES, LAWSUITS, LOSSES, AND EXPENSES, INCLUDING BUT NOT LIMITED TO, REASONABLE ATTORNEYS' FEES AND COURT COSTS ARISING OUT OF OR RELATING TO ANY CLAIM OR CAUSE OF ACTION OF ANY NATURE ARISING WHILE ON OR NEAR THE WORK, INCLUDING CLAIMS RELATING TO ITS REPRESENTATIVES, EMPLOYEES, SUBCONTRACTORS, MATERIALMEN OR SUPPLIERS, OR BY REASON OF ANY CLAIM OR DISPUTE OF ANY PERSON OR ENTITY FOR DAMAGES FROM ANY CAUSE DIRECTLY OR INDIRECTLY RELATING TO ANY ACTION OR FAILURE TO ACT BY CONSTRUCTION MANAGER, CONSTRUCTION MANAGER'S REPRESENTATIVES, EMPLOYEES, SUBCONTRACTORS, MATERIALMEN OR SUPPLIERS, AND WHETHER OR NOT IT IS ALLEGED THAT OLD NATIONAL IN ANY WAY CONTRIBUTED TO THE ALLEGED WRONGDOING OR IS LIABLE DUE TO A NON-DELEGABLE DUTY. HOWEVER, CONSTRUCTION MANAGER SHALL NOT BE OBLIGATED TO INDEMNIFY OLD NATIONAL FOR THE SOLE NEGLIGENCE OR WILLFUL M! ISCONDUCT OF OLD NATIONAL, OR ANY EMPLOYEE OF OLD NATIONAL, WHERE SUCH INDEMNIFICATION IS CONTRARY TO LAW. IT IS THE INTENT OF THE PARTIES THAT CONSTRUCTION MANAGER SHALL INDEMNIFY OLD NATIONAL TO THE FULLEST EXTENT PERMITTED BY LAW FOR SUCH LIABILITY. IN ANY AND EVERY CLAIM AGAINST OLD NATIONAL BY ANYONE DIRECTLY OR INDIRECTLY EMPLOYED BY CONSTRUCTION MANAGER, THE INDEMNIFICATION OBLIGATION UNDER THIS PARAGRAPH MAY NOT BE LIMITED IN ANY WAY BY ANY LIMITATION ON THE AMOUNT OR TYPE OF DAMAGES, COMPENSATION OR BENEFITS PAYABLE BY OR FOR CONSTRUCTION MANAGER OR ANY SUBCONTRACTOR(S) UNDER WORKER'S OR WORKMEN'S COMPENSATION ACTS, DISABILITY BENEFIT ACTS OR OTHER EMPLOYEE BENEFITS ACTS.

WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE INDEMNITY HEREINABOVE SET FORTH SHALL INCLUDE ALL LIABILITY, DAMAGES, LOSSES, CLAIMS, DEMANDS AND ACTIONS ARISING OUT OF PERSONAL INJURY, DEATH OR DAMAGE TO PERSONAL PROPERTY OF OLD NATIONAL, OLD NATIONAL'S EMPLOYEES OR AGENTS OR LICENSEES OR INVITEES OR TO ANY OTHER PERSONS, WHETHER BASED UPON OR CLAIMED TO BE BASED UPON, STATUTORY, CONTRACTUAL, COMMON LAW, TORT (INCLUDING BUT NOT LIMITED TO NEGLIGENCE, FRAUD, CONVERSION, INTENTIONAL TORT OR OTHER COMMON LAW TORT) OR OTHER LIABILITY OF CONSTRUCTION MANAGER, CONSTRUCTION MANAGER'S REPRESENTATIVES, EMPLOYEES, SUBCONTRACTORS, MATERIALMEN OR SUPPLIERS OR ANY OTHER PERSONS (HEREINAFTER COLLECTIVELY "CLAIM"). THE PROMISE OF INDEMNIFICATION IN THIS PARAGRAPH SHALL NOT BE CONSTRUED TO INDEMNIFY OLD NATIONAL FOR ANY LOSS OR DAMAGE ATTRIBUTABLE TO THE SOLE NEGLIGENT ACTS OR OMISSIONS OF OLD NATIONAL, OR ANY EMPLOYEE OF OLD NATIONAL, WHERE SUCH INDEMNIFICATION IS CONTRARY TO LA! W. THE PROMISE OF INDEMNIFICATION IN THIS PARAGRAPH HOWEVER, SHALL BE CONSTRUED TO REFLECT CONSTRUCTION MANAGER'S INTENT TO INDEMNIFY OLD NATIONAL TO THE FULLEST EXTENT PERMITTED BY LAW FOR SUCH LIABILITY. OLD NATIONAL SHALL BE ENTITLED TO RECOVER ALL COSTS AND EXPENSES, INCLUDING ATTORNEYS' FEES AND COURT COSTS INCURRED IN COMPELLING CONSTRUCTION MANAGER BY LEGAL PROCESS TO ABIDE BY THE TERMS OF THIS PROVISION, WHICH LEGAL PROCESS SHALL INCLUDE, BUT IS NOT LIMITED TO, DECLARATORY ACTIONS BY OLD NATIONAL TO ENFORCE THIS PROVISION.

Construction Manager shall insure specifically the indemnity contained hereinabove and shall include Old National as an additional insured by causing amendatory riders or endorsements to be attached to the insurance policies described in this Contract.

17. INDEMNIFICATION AFTER "FIRST SUBSTANTIAL COMPLETION" AND OCCUPANCY. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE INDEMNIFICATION IN THIS PARAGRAPH 17 SHALL APPLY TO ANY OCCURRENCE SUBSEQUENT TO THE DATE OF "FIRST SUBSTANTIAL COMPLETION" AS DEFINED ABOVE IN PARAGRAPH 16.

CONSTRUCTION MANAGER AND OLD NATIONAL AGREE TO INDEMNIFY EACH OTHER AGAINST AND HOLD EACH OTHER HARMLESS FROM AND AGAINST ANY AND ALL LIABILITY, DAMAGES, LAWSUITS, LOSSES, AND EXPENSES, INCLUDING BUT NOT LIMITED TO, REASONABLE ATTORNEYS' FEES AND COURT COSTS ARISING OUT OF OR RELATING TO ANY CLAIM OR CAUSE OF ACTION OF ANY NATURE ARISING WHILE ON OR NEAR THE WORK, INCLUDING CLAIMS RELATING TO EACH OTHER'S REPRESENTATIVES, AGENTS, EMPLOYEES, LICENSEES, CONTRACTORS, MATERIALMEN OR SUPPLIERS, OR BY REASON OF ANY CLAIM OR DISPUTE OF ANY PERSON OR ENTITY FOR DAMAGES FROM ANY CAUSE DIRECTLY OR INDIRECTLY RELATING TO ANY ACTION OR FAILURE TO ACT BY EITHER PARTY, EITHER PARTY'S REPRESENTATIVES, AGENTS, EMPLOYEES, LICENSEES, CONTRACTORS, MATERIALMEN OR SUPPLIERS, AND WHETHER OR NOT IT IS ALLEGED THAT EITHER PARTY IN ANY WAY CONTRIBUTED TO THE ALLEGED WRONGDOING OR IS LIABLE DUE TO A NON-DELEGABLE DUTY. IT IS THE INTENT OF THE PARTIES TO INDEMNIFY EACH OTHER ONLY TO THE EXTENT OF TH! E COMPARITIVE FAULT OF THE INDEMNITOR AND/OR ITS AGENTS AND EMPLOYEES. IN ANY AND EVERY CLAIM AGAINST EITHER PARTY BY ANYONE DIRECTLY OR INDIRECTLY EMPLOYED BY EITHER PARTY, THE INDEMNIFICATION OBLIGATION UNDER THIS PARAGRAPH MAY NOT BE LIMITED IN ANY WAY BY ANY LIMITATION ON THE AMOUNT OR TYPE OF DAMAGES, COMPENSATION OR BENEFITS PAYABLE UNDER WORKER'S OR WORKMEN'S COMPENSATION ACTS, DISABILITY BENEFIT ACTS OR OTHER EMPLOYEE BENEFITS ACTS.

WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE INDEMNITY HEREINABOVE SET FORTH IN THIS PARAGRAPH 17 SHALL INCLUDE ALL LIABILITY, DAMAGES, LOSSES, CLAIMS, DEMANDS AND ACTIONS ARISING OUT OF PERSONAL INJURY, DEATH OR DAMAGE TO PERSONAL PROPERTY OF EITHER PARTY OR THEIR REPRESENTATIVES, AGENTS, EMPLOYEES, LICENSEES, CONTRACTORS MATERIALMEN OR SUPPLIERS OR TO ANY OTHER PERSONS, WHETHER BASED UPON OR CLAIMED TO BE BASED UPON, STATUTORY, CONTRACTUAL, COMMON LAW, TORT (INCLUDING BUT NOT LIMITED TO NEGLIGENCE, FRAUD, CONVERSION, INTENTIONAL TORT OR OTHER COMMON LAW TORT) OR OTHER LIABILITY OF EITHER PARTY OR THEIR REPRESENTATIVES, AGENTS, EMPLOYEES, LICENSEES, CONTRACTORS, MATERIALMEN, SUPPLIERS OR TO ANY OTHER PERSONS (HEREINAFTER "CLAIM"). THE INDEMNITEE SHALL BE ENTITLED TO RECOVER ALL COSTS AND EXPENSES, INCLUDING ATTORNEYS' FEES AND COURT COSTS INCURRED IN COMPELLING THE INDEMNITOR BY LEGAL PROCESS TO ABIDE BY THE TERMS OF THIS PROVISION, WHICH LEGAL PROCESS SHALL IN! CLUDE, BUT IS NOT LIMITED TO, DECLARATORY ACTIONS TO ENFORCE THIS PROVISION.

Construction Manager shall insure specifically the indemnity contained hereinabove and shall include Old National as an additional insured by causing amendatory riders or endorsements to be attached to the insurance policies described in this Contract.

18. CONSTRUCTION MANAGER'S LIABILITY INSURANCE. The Construction Manager shall maintain, at its own expense, the following insurance coverages, insuring the Construction Manager, its employees, agents and designees and the indemnitees as required herein, which insurance shall be placed with insurance companies reasonably acceptable to Old National and shall incorporate a provision requiring the giving of written notice to Old National at least thirty (30) days prior to the cancellation, non-renewal or material modification of any such policies as evidenced by return receipt of United States Certified Mail:

a. Comprehensive General Liability Insurance in the amount of One Million Dollars ($1,000,000.00) (including coverage for blanket contractual liability, broad form property damage and personal injury, and products/completed functions).

b. Comprehensive Automobile Liability Insurance, including hired and non-owned vehicles, if any, in the amount of One Million Dollars ($1,000,000.00) covering personal injury, bodily injury and property damage.

c. Worker's Compensation Insurance in the amount of the statutory maximum with an employer's liability coverage of at least Five Hundred Thousand Dollars ($500,000.00)/Five Hundred Thousand Dollars ($500,000.00)/Five Hundred Thousand Dollars ($500,000.00).

The Construction Manager shall have the following endorsement added to its Comprehensive General Liability policy:

"It is hereby agreed and understood that the indemnitees [Old National and its representatives] are named as additional insureds. If the additional insureds have other insurance that is applicable to the loss, such other insurance shall be on an excess or contingent basis. The amount of the company's [Construction Manager's] liability under this policy shall not be reduced by the existence of such other insurance. It is further agreed that the coverage afforded to the additional insureds shall not apply to the sole negligence of the additional insureds."

All deductibles of any policy of insurance to be purchased by the Construction Manager hereunder shall be borne by the Construction Manager. The Construction Manager shall submit valid certificates in form and substance satisfactory to Old National evidencing the effectiveness of the foregoing insurance policies along with the original copies of the amendatory riders to any such policies to Old National for Old National's approval before the Construction Manager commences the rendition of any services hereunder. The certificate of liability insurance is attached hereto as Exhibit "G" and made a part hereof.

The Construction Manager hereby agrees to maintain the insurance described hereinabove during the term hereof. If the Construction Manager fails to furnish and maintain such insurance, Old National may purchase such insurance on behalf of the Construction Manager, and the Construction Manager shall pay the cost thereof to Old National upon demand and shall furnish to Old National any information needed to obtain such insurance.

19. TERMINATION, SUSPENSION OR ABANDONMENT. This Contract may be terminated by either party upon not less than seven (7) days written notice should the other party fail substantially to perform in accordance with the terms of this Contract through no fault of the party initiating the termination. If the Project is suspended by Old National for more than thirty (30) consecutive days, the Construction Manager shall be compensated for services performed prior to notice of such suspension. When the Project is resumed, the Construction Manager's compensation shall be equitably adjusted to provide for expenses incurred in the interruption and resumption of the Construction Manager's services. This Contract may be terminated by Old National upon not less that seven (7) days written notice to the Construction Manager at the sole discretion of Old National. If the Project is abandoned by Old National for more than ninety (90) consecutive days, the Constructio! n Manager may terminate this Contract by giving written notice.

In the event of termination not the fault of the Construction Manager, the Construction Manager shall be compensated for all services performed to the termination date together with Reimbursable Costs then due and all Termination Expenses. Termination Expenses are defined as Reimbursable Costs directly attributable to termination for which the Construction Manager is not otherwise compensated.

If the Construction Manager fails to perform any of its obligations under this Contract, Old National may, after seven (7) days written notice during which period the Construction Manager fails to perform such obligations, make good such deficiencies.

If the Construction Manager is adjudged a bankrupt, or if it makes a general assignment for the benefit of its creditors, or if a receiver is appointed on account of its insolvency, or persistently disregards laws, ordinances, rules, regulations or orders of any public authority having jurisdiction, or otherwise is in substantial violation of a provision of this Contract, then Old National may, without prejudice to any right or remedy or after giving the Construction Manager and its surety, if any, seven (7) days written notice, during which period Construction Manager fails to cure the violation, terminate the employment of the Construction Manager and take possession of the site and of all materials, equipment, tools, construction equipment and machinery thereon owned by the Construction Manager and may finish the Project by whatever method Old National may deem expedient. In such case, the Construction Manager shall not be entitled to receive any further payment until! the Project is finished nor shall the Construction Manager be relieved from its obligations assumed under this Contract.

20. DISPUTE RESOLUTION. Any claim, dispute or other matter in question arising out of or relating to this Agreement shall be subject to mediation as a condition precedent to the institution of legal or equitable proceedings by either party. If such matter relates to or is the subject of a lien arising out of the Construction Manager's services, the Construction Manager may proceed in accordance with applicable law to comply with the lien notice or filing deadlines prior to resolution of the matter by mediation.

Old National and Construction Manager shall endeavor to resolve claims, disputes and other matters in question between them by mediation which, unless the parties mutually agree otherwise, shall be in accordance with the Indiana Rules for Alternative Dispute Resolution currently in effect but only insofar as they are consistent with this Agreement. Request for mediation shall be filed in writing with the other party to this Agreement and with the pre-selected mediator and alternate mediator named below. Mediation shall be a condition precedent to the institution of legal or equitable proceedings.

The parties hereby agree that the mediator in all matters hereunder shall be Frederick R. Folz, Esq. of Evansville, Indiana. In the event that Frederick R. Folz is unable to serve as mediator in a matter hereunder, then Ross Rudolph, Esq., of Evansville, Indiana shall serve as the alternate mediator. The parties shall share the mediator's fee equally. The fees paid to the mediator shall be no higher than the fees usually and customarily charged by that mediator for mediation services provided in Evansville, Indiana. The mediation shall be held in the place where the Project is located, unless another location is mutually agreed upon. Agreements reached in mediation shall be enforceable as settlement agreements in any court having jurisdiction thereof.

Old National, Construction Manager, Architect, Architect's subcontractors, general contractors, subcontractors, materialmen and suppliers engaged on the Project who have an interest in any claim, dispute or other matter in question arising out of or relating to this Project agree to be joined as parties in the mediation. Construction Manager hereby expressly agrees and consents to such joinder.

In the event of any litigation between the parties hereto involving the Project or the respective rights of the parties thereto, the non-prevailing party in such litigation shall pay to the prevailing party reasonable attorney fees, court costs and expenses of such litigation but not to exceed that percentage of legal fees and expenses incurred equivalent to the percentage of actual success of the prevailing party, which percentage is calculated by dividing the amount of the actual judgment by the amount claimed in the litigation.

21. SUCCESSORS AND ASSIGNS. Old National and the Construction Manager, respectively, bind themselves, their partners, successors, assigns and legal representatives to the other party to this Contract, and to the partners, successors, assigns and legal representatives of such other party with respect to all covenants of this Contract. Neither Old National nor the Construction Manager shall assign, sublet or transfer any interest in this Contract without the written consent of the other.

22. WAIVER OF LIENS. In addition to any other required items, each monthly payment claim submitted by Construction Manager to Old National shall be accompanied by a current Sworn Statement from Construction Manager setting forth all subcontractors and materialmen with whom Construction Manager has subcontracted, the amount of such subcontract, the amount requested for any subcontractor or materialmen in the monthly payment claim and the amount to be paid to Construction Manager from such monthly payment claim, together with a current, duly executed Acknowledgment and Waiver of Lien Rights in substantially the same form and content attached hereto as Exhibit "H" and incorporated herein by reference ("Lien Waiver") from Construction Manager establishing receipt of payment or satisfaction of the payment requested by Construction Manager in the current monthly payment claim and waiving any mechanics' lien or materialmen's liens ("Liens") relating to the amou! nt to be paid to Construction Manager from such monthly payment claim. Each monthly payment claim submitted by Construction Manager to Old National shall also be accompanied by a current, duly executed Lien Waiver from all subcontractors, materialmen, suppliers, and when appropriate, from lower tier subcontractors, establishing receipt of payment or satisfaction of payment of all amounts requested on behalf of such entities in the immediately preceding monthly payment claim and waiving any liens from such entities relating to the amounts requested on behalf of such entities in such immediately preceding monthly payment claim.

IN THE EVENT THAT ANY SUCH LIEN SHALL NEVERTHELESS BE FILED RELATING TO ANY AMOUNTS FOR WHICH SWORN STATEMENTS AND LIEN WAIVERS HAVE BEEN OBTAINED FROM CONSTRUCTION MANAGER, THE SUBCONTRACTORS, MATERIALMEN, SUPPLIERS AND, WHEN APPROPRIATE, FROM LOWER TIER SUBCONTRACTORS, CONSTRUCTION MANAGER AGREES TO TAKE ALL STEPS NECESSARY AND PROPER FOR THE RELEASE AND DISCHARGE OF SUCH LIEN IN THE MANNER REQUIRED BY LAW IN THE STATE IN WHICH THE LIEN HAS BEEN FILED ON RECEIPT OF DEMAND FROM OLD NATIONAL, AND IN DEFAULT OF PERFORMING SUCH OBLIGATION, AGREES TO REIMBURSE OLD NATIONAL, ON DEMAND, FOR ALL MONIES PAID BY OLD NATIONAL IN THE RELEASING, SATISFYING AND DISCHARGING OF SUCH LIENS, INCLUDING REASONABLE ATTORNEYS' FEES AS DISBURSEMENTS. CONSTRUCTION MANAGER AGREES TO SUPPLY EACH SUBCONTRACTOR A COPY OF THIS PROVISION.

23. INDEPENDENT CONTRACTOR. Nothing in this Contract shall be construed to create an agency relationship between Old National and the Construction Manager, and the Construction Manager shall remain an independent contractor operating independently of Old National's authority, subject only to the general obligations contained in this Contract regarding satisfactory performance of the Project.

24. NOTICES. All notices to be given under this Contract shall be in writing, and shall be deemed to have been given and served when delivered in person, by Federal Express (or similar overnight carrier), via facsimile transmission, or by United States mail, postage pre-paid to the addressee at the following addresses:

TO OLD NATIONAL:

Attn: Jim Unverzagt, Vice President - Facilities and Property Management
Old National Bancorp
420 Main Street
Evansville, Indiana 47708
Facsimile Number: (812) 461-9319

COPY TO:

Attn: G. Michael Schopmeyer, Esq.
Kahn, Dees, Donovan & Kahn, LLP
P. O. Box 3646
Evansville, Indiana 47735-3646
Facsimile Number: (812) 423-3841

TO CONSTRUCTION
MANAGER:

Attn: Dan Hoefling, Vice-President - Preconstruction and Major Projects
Industrial Contractors, Inc.
401 N.W. First Street
Evansville, Indiana 47708
Facsimile Number: (812) 464-9050

COPY TO:

Any party may change its mailing address by serving written notice of such change and of such new address upon the other party.

25. OLD NATIONAL'S CONSENT; CONSTRUCTION MANAGER'S SKILLS. The Construction Manager shall not assign any monies due under this Contract without Old National's prior written consent. Whenever provision is made herein or in the contract documents for the approval or consent of Old National, or that any matter be to Old National's satisfaction, unless specifically stated to the contrary, such approval or consent shall be made by Old National in its sole discretion and determination, which such approval shall not be unreasonably withheld. All services to be performed by the Construction Manager in respect to this Contract shall be provided in a manner consistent with the degree of care and skill usually exercised by construction managers experienced in projects of similar scope and in accordance with standards of care and skill expected of construction managers experienced in the design and administration of projects similar to the Project and under the di! rection of construction managers licensed and duly qualified in the jurisdiction in which the Project is located.

26. NON-COLLUSION REPRESENTATION. By executing this Contract, the Construction Manager represents and warrants that the Construction Manager has not in any way, directly or indirectly, entered into any arrangement, understanding or agreement with any contractor, subcontractor, consultant, specialist, their directors, officers, employees or agents (the "Service Providers"), or with any employee or agent of Old National whereby the Construction Manager or Service Providers has paid or is to pay to such other Service Providers or Old National's employee or agent any sum of money, or has given or is to give such Old National employee or agent anything of value whatever. The Construction Manager further represents and warrants that the Construction Manager has not, directly or indirectly, entered into any arrangement or agreement with any Service Providers, which tends to or does lessen or destroy free competition in the letting of this Contract; that no ind! ucement of any form or character other than that which appears upon the face of the Contract will be suggested, offered, paid or delivered to any person whomever to influence the acceptance and execution of this Contract, nor has the Construction Manager any agreement or understanding of any kind whatsoever with any person whomsoever to pay, deliver to or share with any other person, in any way or manner, except as may be provided in this Contract, any of the proceeds of this Contract.

27. OLD NATIONAL'S RIGHT TO PERFORM. The Construction Manager agrees that notwithstanding a default by Old National under the provisions of this Contract that would give the Construction Manager the right to terminate this Contract, the Construction Manager will continue to perform its obligations hereunder (on the same terms and conditions as set forth herein) for and on account of the Lender if the Lender shall cure any such default by Old National within fifteen (15) days after notice from the Construction Manager to the Lender and shall agree in writing to perform all obligations of the Construction Manager hereunder accruing from and after the date the Lender succeeds to Old National's rights and obligations hereunder. If requested by the Lender, Construction Manager will execute a separate letter or other agreement with the Lender further evidencing its commitment to continue performance pursuant to this Paragraph.

28. MISCELLANEOUS. No action or failure to act by Old National or the Construction Manager shall constitute a waiver of any right of duty afforded under this Contract, nor shall any such action or failure to act constitute an approval of or acquiescence in any breach hereunder, except as may be specifically agreed in writing. The duties and obligations imposed upon the parties under this Contract, and the rights and remedies available hereunder shall be in addition to, and not a limitation of, any duties imposed or any rights and remedies available at law or in equity. The Construction Manager acknowledges that certain of Old National's valuable, confidential and proprietary information may come into the Construction Manager's possession as a result of the Construction Manager's performance of services in connection with the Project. Accordingly, the Construction Manager agrees to hold all information that it obtains from or about Old National in stri! ctest confidence, not to use such information other than for the performance of the services, and to cause any of its employees or consultants to whom such information is transmitted to be bound to the same obligation of confidentiality to which the Construction Manager is bound. The Construction Manager shall not communicate Old National's information in any form to any third party without Old National's prior written consent. In the event of any violation of this provision, Old National shall be entitled to preliminary and permanent injunctive relief as well as an equitable accounting of all profits or benefits arising out of such violation, which remedy shall be in addition to any other rights or legal or equitable remedies to which Old National may be entitled. This instrument shall be construed under, and governed by, the laws of the State of Indiana, not including the choice of law rules thereof. As used in this Contract, the plural shall be substituted for the sin! gular, and the singular for the plural, where appropriate; an! d words and pronouns of any gender shall be meant to include any other gender. The language in all parts of this Contract shall in all cases be construed as a whole according to its fair meaning, strictly neither for nor against either Old National or the Construction Manager, and without implying a presumption that the terms hereof shall be more strictly construed against one (1) party by reason of any rule of construction to the effect that a document is to be construed more strictly against the party who personally or through such parties' agent prepared the same, it being agreed the representatives of both parties were involved in the preparation of this Contract. The recitals set forth in the above preamble are incorporated herein by this reference and made a part of this Contract. All headings set forth herein are included for the convenience of reference only and shall not affect the interpretation hereof, nor shall any weight or value be given to the relative posi! tion of any part or provision hereof in relation to any other provision in determining such construction. In the event that any of the provisions of this Contract shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, such provision shall be enforced to the fullest extent permissible and the remaining portion of this Contract shall remain in full force and effect. This Contract may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all which together shall constitute one and the same instrument. This Contract contains the entire agreement between the parties concerning Construction Manager's construction work to be performed on the Project as well as the administration, management and oversight of the construction of the new Old National Headquarters Building, and supersedes all prior oral or written understandings, agreement or contracts, formal or informal, between the parties hereto. TH! IS PROVISION, AND EACH AND EVERY OTHER PROVISION OF THIS CONT! RACT MAY NOT UNDER ANY CIRCUMSTANCE BE MODIFIED, CHANGED, AMENDED OR PROVISIONS HEREUNDER WAIVED VERBALLY, BUT MAY ONLY BE MODIFIED, CHANGED, AMENDED OR PROVISIONS HEREUNDER WAIVED BY A CONTRACT IN WRITING EXECUTED BY ALL PARTIES HERETO.

29.ENUMERATION AND HIERARCHY OF CONTRACT DOCUMENTS. The contract documents include only the following enumerated list and are listed in order of precedence, the first being the most controlling document in the case of any inconsistency, ambiguity or conflict among the contract documents:

1) Any Addenda or Change Orders to the Construction Contracts, with the most recently dated having priority;
2) Any Addenda or Change Orders to this Construction Manager Contract, with the most recently dated having priority;
3) The Construction Contracts;
4) This Construction Manager Contract;
5) The Plans and Specifications;
6) The Drawings; and
7) Prior Work

IN WITNESS WHEREOF, the parties hereto executed this Contract as of the day and year first above written.

OLD NATIONAL BANCORP

/s/ Thomas F. Clayton
Thomas F. Clayton
Executive Vice President
Administration & Operations

ATTEST:

/s/ Jim Unverzagt
Jim Unverzagt, Vice-President,
Facilities and Property Management

"Old National"

INDUSTRIAL CONTRACTORS, INC.

/s/ Alan W. Braun
Alan W. Braun, Chairman

ATTEST:

/s/ Dan Hoefling
Dan Hoefling, Vice-President Preconstruction and
Major Projects

"Construction Manager"